CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm" and to the use of our reports dated June 8, 2006 with respect to CitizensSelect Prime Money Market Fund and CitizensSelect Treasury Money Market Fund, which are incorporated by reference in this Registration Statement (Form N-1A 333-82876 and 811-21035) of CitizensSelect Funds.

ERNST & YOUNG LLP

New York, New York August 24, 2006